Exhibit 32.2

Certification of CFO Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Annual Report of nVent Electric plc (the “Company”) on Form 10-K/A for the period ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stacy P. McMahan, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	March 1, 2019	/s/ Stacy P. McMahan
Stacy P. McMahan
Executive Vice President and Chief Financial Officer